Exhibit 99.2

Certain information relating to Officers and Executive Committee of the Reporting Person

Name	Present Principal Occupation	Business Address	Name, Principal Business and Address of Organization Where Employment Is Conducted	Citizenship
OFFICERS
C. David Baker	President / Chief Executive Officer	2121 George Halas Drive NW Canton, OH 44708	President / Chief Executive Officer, National Football Museum, Inc. 2121 George Halas Drive NW Canton, OH 44708	United States of America
George Veras	Chief Operating Officer / Chief of Staff Executive Producer	2121 George Halas Drive NW Canton, OH 44708	Chief Operating Officer / Chief of Staff Executive Producer, National Football Museum, Inc. 2121 George Halas Drive NW Canton, OH 44708	United States of America
Steve Strawbridge	Chief Administrative Officer	2121 George Halas Drive NW Canton, OH 44708	Chief Administrative Officer, National Football Museum, Inc. 2121 George Halas Drive NW Canton, OH 44708	United States of America

Name	Present Principal Occupation	Business Address	Name, Principal Business and Address of Organization Where Employment Is Conducted	Citizenship
Pat Lindesmith	Chief Partnership Officer & Senior Vice President Gold Jacket Relations	2121 George Halas Drive NW Canton, OH 44708	Chief Partnership Officer & Senior Vice President, National Football Museum, Inc. 2121 George Halas Drive NW Canton, OH 44708	United States of America
Adrian Allison	General Counsel & Sr. Vice President Human Resources	2121 George Halas Drive NW Canton, OH 44708	General Counsel & Sr. Vice President Human Resources, National Football Museum, Inc. 2121 George Halas Drive NW Canton, OH 44708	United States of America
Kevin Shiplett	Vice President Facilities & Operations	2121 George Halas Drive NW Canton, OH 44708	Vice President Facilities & Operations, National Football Museum, Inc. 2121 George Halas Drive NW Canton, OH 44708	United States of America
Saleem Choudry	Vice President Museum & Exhibit Services	2121 George Halas Drive NW Canton, OH 44708	Vice President Museum & Exhibit Services, National Football Museum, Inc. 2121 George Halas Drive NW Canton, OH 44708	United States of America

Name	Present Principal Occupation	Business Address	Name, Principal Business and Address of Organization Where Employment Is Conducted	Citizenship
Richard J. Desrosiers	Vice President of Communications and Public Relations	2121 George Halas Drive NW Canton, OH 44708	Vice President of Communications and Public Relations, National Football Museum, Inc. 2121 George Halas Drive NW Canton, OH 44708	United States of America
James Porter	Chief Marketing & Communications Officer	2121 George Halas Drive NW Canton, OH 44708	Chief Marketing & Communications Officer, National Football Museum, Inc. 2121 George Halas Drive NW Canton, OH 44708	United States of America
Robert Linc	Vice President of Sponsorships	2121 George Halas Drive NW Canton, OH 44708	Vice President of Sponsorships, National Football Museum, Inc. 2121 George Halas Drive NW Canton, OH 44708	United States of America
Jennifer Grisez	Vice President of Marketing	2121 George Halas Drive NW Canton, OH 44708	Vice President of Marketing, National Football Museum, Inc. 2121 George Halas Drive NW Canton, OH 44708	United States of America

Name	Present Principal Occupation	Business Address	Name, Principal Business and Address of Organization Where Employment Is Conducted	Citizenship
EXECUTIVE COMMITTEE
Dennis Nash	Trustee / Chairman	4366 Mt. Pleasant St. NW North Canton, OH 44720	Executive Chairman, Kenan Advantage Group 4366 Mt. Pleasant St. NW North Canton, OH 44720	United States of America
Edward J. Roth, III	Trustee / Vice Chairman	2600 6th St. SW Canton, OH 44710	President & CEO Aultman Health Foundation 2600 6th St. SW Canton, OH 44710	United States of America
Joseph R. Halter, Jr.	Trustee / Secretary	2716 Shepler Church Ave. NW Canton, OH 44718	Chairman and CEO, Solmet Technologies, Inc. 2716 Shepler Church Ave. NW Canton, OH 44718	United States of America
Roger A. Bettis	Trustee / Treasurer	7084 Alliance Rd. Box 377 Malvern, OH 44644	President, Green Lines Transportation, Inc. 7084 Alliance Rd. Box 377 Malvern, OH 44644	United States of America
Gary R. Smith	Trustee / Assistant Treasurer	3262 Stillwater Ave. Canton, OH 44708	Retired	United States of America
Randall C. Hunt	Trustee	960 W. State Street, Suite 240, Alliance, Ohio 44601	Attorney, Krugliak, Wilkins, Griffiths & Dougherty Co., LPA 960 W. State Street, Suite 240, Alliance, Ohio 44601	United States of America

Name	Present Principal Occupation	Business Address	Name, Principal Business and Address of Organization Where Employment Is Conducted	Citizenship
Barbara Bennett	Trustee	222 Market Ave. N Canton, OH 44702	Director of Education Initiatives, Canton Regional Chamber of Commerce 222 Market Ave. N Canton, OH 44702	United States of America
Frank J. Monaco	Trustee	4300 Munson Street NW Canton, OH 44718	Partner, 415 Group, Inc. 4300 Munson Street NW Canton, OH 44718	United States of America

5